SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2007

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2007, Thomas Properties Group, Inc., (the “Company”) announced a proposed public offering of common stock pursuant to an effective shelf registration statement. On April 20, 2007, the Company entered into an Underwriting Agreement with UBS Investment Bank, Banc of America Securities LLC and Friedman, Billings, Ramsey & Co., Inc. (the “Underwriters”) relating to the sale by Thomas Properties Group, Inc. of 8,000,000 shares of the Company’s common stock to the Underwriters. The Company has also granted the Underwriters an option to purchase up to an additional 1,200,000 shares of common stock. The public offering price is $16.00 per share. The offering of the shares, expected to close on April 25, 2007, will be made by means of a prospectus supplement and accompanying prospectus, a copy of which can be obtained from any of the Underwriters as provided in the press release attached as Exhibit 99.1.

Item 8.01	Other Events

On April 20, 2007, the Company issued a press release announcing that its previously announced public offering of 7,000,000 shares of its common stock had been increased to 8,000,000 shares and priced at $16.00 per share. A copy of the press release, dated April 20, 2007, is attached hereto as Exhibit No. 99.1.

The Company is also filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-127521), which was previously declared effective by the Securities and Exchange Commission on May 22, 2006:

•	Opinion of Jones Day; and

•	Consent of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

1.1	Underwriting Agreement, dated as of April 20, 2007, by and among Thomas Properties Group, Inc. and the underwriters listed on Schedule A thereto.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included as part of Exhibit 5.1).

99.1	Press Release of Thomas Properties Group, Inc. dated April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

April 20, 2007